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                                                                     EXHIBIT 5.2



                                                BLOUNT INTERNATIONAL, INC.
                                                4520 EXECUTIVE PARK DRIVE
                                                MONTGOMERY AL 36116 1602
                                                334 244 4340
                                                FAX 334 271 8130



                                                RICHARD H IRVING, III
                                                SENIOR VICE PRESIDENT
                                                AND GENERAL COUNSEL

                                                        January 10, 2000

Blount, Inc.
4520 Executive Park Drive
Montgomery, AL 36116

                                 BLOUNT, INC.
                                 ------------
                    13% SENIOR SUBORDINATED NOTES DUE 2009
                    --------------------------------------
                        FORM S-4 REGISTRATION STATEMENT
                        -------------------------------

Ladies and Gentlemen:

        I am General Counsel for Blount, Inc., a Delaware corporation, (the "Company") and for Blount International, Inc., a Delaware corporation, and as such have acted as counsel in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933 (the "Act") relating to the proposed issuance (the "Exchange Offer"), in exchange for up to $325,000,000 aggregate principal amount of the Company's 13% Senior Subordinated Notes due 2009 (the "Old Notes"), of a like principal amount of the Company's 13% Senior Subordinated Notes due 2009 (the "New Notes"). The New Notes are to be issued pursuant to the indenture dated as of August 19, 1999 (the "Indenture"), Between the Company and United States Trust Company of New York as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Indenture.

        In that connection, I have examined originals, or copies of certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for purposes of this opinion, including the Indenture:

        Based on the foregoing, I am of opinion as follows:

        1. The Indenture has been duly authorized, executed and delivered by Omark Properties, Inc., an Oregon corporation; Gear Products, Inc., an Oklahoma corporation; Dixon Industries, Inc., a Kansas corporation; Federal Cartridge Company, a Minnesota corporation; and CTR Manufacturing, Inc., a North Carolina corporation, (the "Non-Delaware Guarantors") and, assuming due authorization, execution and delivery thereof by each of the Trustee, the Company, Blount International, Inc., BI, L.L.C., 4520 Corp., Frederick Manufacturing Corporation and Simmons Outdoor Corporation, the Indenture constitutes a
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legal, valid and binding obligation of the Company and the Non-Delaware
Guarantors, enforceable against the Company and the Non-Delaware Guarantors in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

        2. The New Notes and the guarantees issued by the Non-Delaware Guarantors (the "Non-Delaware Guarantees") have been duly authorized by the Company and the Non-Delaware Guarantors, respectively, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Old Notes pursuant to the Exchange Offer, will constitute legal, valid and binding obligations of the Company and the Non-Delaware Guarantors, enforceable against the Company and the Non-Delaware Guarantors in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law). In expressing the opinion set forth in this Paragraph 2, I have assumed that the form of the New Notes, including the Non-Delaware Guarantees, will conform to that included in the Indenture.

        I hereby consent to the filing of this opinion with the Commission as
Exhibit 5.2 to the Registration Statement.

        The foregoing opinions are limited to the Federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of Illinois. I assume that any agreements, instruments or documents referred to above that are governed by laws other than the General Corporation Law of the State of Delaware or the laws of the State of Illinois are governed by, or would be interpreted in accordance with, the General Corporation Law of the State of Delaware or the laws of the State of Illinois.

                                Very truly yours,

                                /s/ Richard H. Irving, III